UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2013

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a consequence of the death on November 10, 2013 of John F. Bard, a member of the Board of Directors (the “Board”) of Weight Watchers International, Inc. (the “Company”) and Chairman of its Audit Committee, on November 14, 2013, the Company received notice from the New York Stock Exchange (“NYSE”) that it is deficient in meeting Section 303A.07(a) of the NYSE Listed Company Manual, which requires three members to serve on the Company’s Audit Committee. On November 15, 2013, the Company submitted to the NYSE an Interim Written Affirmation regarding the reduction of the number of directors serving on the Company’s Audit Committee from three to two due to Mr. Bard’s death. The Company intends to cure the deficiency by appointing an additional independent director to the Board and Audit Committee within the six-month grace period provided by the NYSE when the deficiency results from the death of a director.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 14, 2013, the Board amended and restated the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). Article II, Section 2.1 (General Powers and Number) of the Amended and Restated Bylaws was amended to permit the number of directors to be increased or decreased, subject to the minimum and maximum number of Board members set forth in the Amended and Restated Bylaws, by resolution of the Board. Previously, an amendment of the Amended and Restated Bylaws was required in order to increase or decrease the size of the Board. In addition, in connection with the amendment to Article II, Section 2.1, the Board adopted a conforming amendment to Article II, Section 2.8 (Quorum) of the Amended and Restated Bylaws. Upon effectiveness of the amendments to the Amended and Restated Bylaws, the Board approved a resolution to eliminate the vacancy resulting from Mr. Bard’s death by reducing the size of the Board from nine to eight members.

The foregoing description of the amendments is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of Weight Watchers International, Inc., as of November 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: November 18, 2013	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer

Exhibit Index

Exhibit	Description

3.1	Amended and Restated Bylaws of Weight Watchers International, Inc., as of November 14, 2013.